Exhibit 10.30

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is dated and effective as of September 16, 2013, between Textura Corporation. (the “Company”), Aon Risk Services Companies, Inc. and Aon Risk Services Central, Inc. (collectively, the “Selling Stockholder”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Underwriting Agreement (as defined below).

WHEREAS, pursuant to an Underwriting Agreement dated as of September 16, 2013 (the “Underwriting Agreement”), the Company has agreed to issue and sell to the several Underwriters 1,000,000 shares of its common stock, par value $0.001 (“Securities”) and the Selling Stockholder has agreed with such Underwriters to sell to such Underwriters an aggregate of 905,366 shares of the Securities held by the Selling Stockholder; and

WHEREAS, because the Company has determined that it is in the best interests of the Company for the Selling Stockholder to participate in the transactions contemplated by the Underwriting Agreement, the Company desires to enter into this Agreement to provide certain indemnification rights to the Selling Stockholder.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the parties agree as follows:

1.                                      Indemnification and Contribution.

(a)                                 The Company will indemnify and hold harmless the Selling Stockholder, each of its officers and directors and each person who controls the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”) against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of any Registration Statement at any time, or in any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus  or any Written Testing-the-Waters Communication or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Selling Stockholder Information.

(b)                                 The Selling Stockholder will indemnify and hold harmless the Company each of its directors and each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Act (each, a “Company Indemnified Party”)  against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus,  any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the Selling Shareholder Information.  The obligations of the Selling Stockholder under this Section 1(b) shall be limited to the net proceeds to the Selling Stockholder of the Offered Securities sold pursuant to the Underwriting Agreement.

(c)                                  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Stockholder on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Stockholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Stockholder on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this paragraph. Notwithstanding the provisions of this paragraph, the Selling Stockholder shall not be required to contribute any amount in excess of the net proceeds to the Selling Stockholder of the Offered Securities sold pursuant to the Underwriting Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Company and the Selling Stockholder agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph

2.  Miscellaneous.

(a)                                 Amendments.  This Agreement may be amended, modified or supplemented but only in writing signed by the Company and the Selling Stockholder.

(b)                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, e-mail or air courier guaranteeing overnight delivery:

If to the Company:

Textura Corporation
1405 Lake Cook Road,
Deerfield, IL 60015
Attention: Ryan Lawrence
Phone:  (847) 457-6545
E-mail: ryan.lawrence@texturacorp.com

If to the Selling Stockholder:

Aon Risk Solutions, Inc

200 E. Randolph Street, 12th Floor

Chicago, IL 60603

All such notices and communications shall be deemed to have been duly given when received, if delivered by hand, first-class mail or air courier, and when sent, if sent by first class mail, facsimile or e-mail.

(c)                                  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

(d)                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together shall constitute one and the same agreement.

(e)                                  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)                                   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

(g)                                  Severability.  In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

TEXTURA CORPORATION

By:	/s/ Ryan Lawrence
Name:	Ryan Lawrence
Title:	SOP, Chief Legal Officer and Secretary

AON RISK SERVICES COMPANIES, INC.

By:	/s/ Ram Padmanabhan
Name:	Ram Padmanabhan
Title:	Vice President

AON RISK SERVICES CENTRAL, INC.

By:	/s/ Ram Padmanabhan
Name:	Ram Padmanabhan
Title:	Vice President